Exhibit 99.1

MidCap Financial Investment Corporation

Reports Financial Results for the Quarter Ended September 30, 2022,

and Increases Quarterly Base Dividend to $0.37 Per Share

Fiscal Second Quarter and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.35 compared to $0.37 for the quarter ended June 30, 2022

•	Net asset value per share as of the end of the quarter was $15.45 compared to $15.52 as of June 30, 2022, a decrease of 0.5%

•	New investment commitments made during the quarter totaled $21 million(1)

•	Gross fundings for the quarter totaled $113 million(2) and gross exits totaled $196 million, resulting in net repayments of $83 million

•	Reduced net leverage(3) to 1.42x as of September 30, 2022 compared to 1.58x as of June 30, 2022

•	Increased base dividend to $0.37 per share for the quarter ending December 31, 2022(4)

•	MidCap Financial,(5) made a $30 million primary investment in the Company at net asset value in August, as previously announced

New York, NY — November 3, 2022 — MidCap Financial Investment Corporation (NASDAQ: MFIC) or the “Company,” today announced financial results for its second fiscal quarter ended September 30, 2022. The Company’s net investment income was $0.35 per share for the quarter ended September 30, 2022, compared to $0.37 per share for the quarter ended June 30, 2022. The Company’s net asset value (“NAV”) was $15.45 per share as of September 30, 2022, compared to $15.52 as of June 30, 2022.

On November 3, 2022, the Board of Directors declared a dividend of $0.37 per share payable on January 5, 2023 to shareholders of record as of December 19, 2022.

Mr. Tanner Powell, the Company’s Chief Executive Officer commented, “In the face of significant market volatility, we believe our corporate lending portfolio continues to perform well which, in our view, demonstrates the value of our senior investment strategy and the quality of our portfolio companies. Additionally, amid the challenging market conditions, we were able to generate considerable cash paydowns from several investments which we are seeking to reduce, including from our investment in Merx Aviation.” Mr. Powell continued “As a result of higher base rates, the strong performance of our portfolio, and the upcoming reduction in our fee structure, we are pleased to announce that we are increasing our quarterly base dividend to 37 cents per share.”

(1)	Commitments made for the corporate lending portfolio.
(2)	Gross fundings include $1.4 million of equity.
(3)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

(4)	The dividend payable on January 5, 2023 to stockholders of record on December 19, 2022.
(5)

MidCap Financial refers to MidCap FinCo Designated Activity Company, a designated activity company limited by shares incorporated under the laws of Ireland, and its subsidiaries, including MidCap Financial Services, LLC. MidCap Financial is managed by Apollo Capital Management, L.P., a subsidiary of Apollo Global Management, Inc., pursuant to an investment management agreement between Apollo Capital Management, L.P. and MidCap FinCo Designated Activity Company. MidCap Financial is not an investment adviser, subadviser or fiduciary to the Company or to the Company’s Investment Adviser. MidCap Financial is not obligated to take into account the Company’s interests (or those of other potential participants in its originations) when originating loans across its platform.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Total assets	$2.57	$2.64	$2.60	$2.67	$2.69
Investment portfolio (fair value)	$2.46	$2.55	$2.52	$2.59	$2.61
Debt outstanding	$1.50	$1.60	$1.55	$1.59	$1.60
Net assets	$1.01	$0.99	$1.00	$1.02	$1.04
Net asset value per share	$15.45	$15.52	$15.79	$16.08	$16.07
Debt-to-equity ratio	1.49 x	1.62 x	1.54 x	1.55 x	1.54 x
Net leverage ratio (1)	1.42 x	1.58 x	1.51 x	1.52 x	1.51 x

(1)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended September 30,		Six Months Ended September 30,
(in millions)*	2022	2021	2022	2021
Investments made in portfolio companies	$113.0	290.1	$341.0	$585.3
Investments sold	—	(10.7)	—	(10.7)

Net activity before repaid investments	113.0	279.4	341.0	574.6
Investments repaid	(196.0)	(165.6)	(380.0)	(431.7)

Net investment activity	$(83.0)	113.8	$(39.0)	$142.9

Portfolio companies, at beginning of period	140	140	139	135
Number of investments in new portfolio companies	1	9	8	20
Number of exited companies	(5)	(5)	(11)	(11)

Portfolio companies at end of period	136	144	136	144

Number of investments in existing portfolio companies	51	48	70	59

*	Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended September 30,		Six Months Ended September 30,
(in millions)*	2022	2021	2022	2021
Net investment income	$22.6	$21.2	$46.1	$46.6

Net realized and change in unrealized gains (losses)	(6.6)	4.2	(24.5)	11.0

Net increase in net assets resulting from operations	$16.0	$25.4	$21.7	$57.6

(per share)* (1)
Net investment income on per average share basis	$0.35	$0.33	$0.72	$0.72

Net realized and change in unrealized gain (loss) per share	(0.10)	0.06	(0.38)	0.17

Earnings per share — basic	$0.25	$0.39	$0.34	$0.88

*	Totals may not foot due to rounding.
(1)	Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *

During the three months ended September 30, 2022, the Company did not repurchase any shares.

Since the inception of the share repurchase program and through November 2, 2022, the Company repurchased 15,395,036 shares at a weighted average price per share of $15.97, inclusive of commissions, for a total cost of $245.8 million, leaving a maximum of $29.2 million available for future purchases under the current Board authorization of $275 million.

* Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of September 30, 2022, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $4.4 million, totaled $1.509 billion which was comprised of $350 million of Senior Unsecured Notes (the “2025 Notes”) which will mature on March 3, 2025, $125 million of Unsecured Notes (the “2026 Notes”) which will mature on July 16, 2026 and $1.034 billion outstanding under the multi-currency revolving credit facility (the “Facility”). As of September 30, 2022, $34.4 million in standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $741.8 million as of September 30, 2022, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

CONFERENCE CALL / WEBCAST AT 5:00 PM EDT ON NOVEMBER 3, 2022

The Company will host a conference call on Thursday, November 3, 2022 at 5:00 p.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (800) 267-6316 approximately 5-10 minutes prior to the call; international callers should dial (203) 518-9783. Participants should reference either MidCap Financial Investment Corporation Earnings or Conference ID: MFIC1103 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through November 24, 2022, by dialing (800) 839-2871; international callers should dial (402) 271-9155. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com.

SUPPLEMENTAL INFORMATION

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.midcapfinancialic.com.

Our portfolio composition and weighted average yields as of September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021, and September 30, 2021 were as follows:

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Portfolio composition, at fair value:
First lien secured debt	87%	91%	90%	87%	85%
Second lien secured debt	4%	4%	4%	4%	6%

Total secured debt	91%	95%	94%	91%	91%
Unsecured debt	—%	—%	—%	1%	1%
Structured products and other	0%	0%	0%	0%	0%
Preferred equity	2%	1%	1%	1%	1%
Common equity/interests and warrants	7%	4%	5%	6%	7%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	9.6%	8.4%	8.0%	7.9%	7.9%
Second lien secured debt (2)	11.8%	11.7%	9.6%	9.6%	9.5%
Total secured debt (2)	9.6%	8.6%	8.1%	8.0%	7.9%
Unsecured debt portfolio (2)	—%	—%	—%	5.3%	5.2%
Total debt portfolio (2)	9.6%	8.6%	8.1%	7.9%	7.9%
Total portfolio (3)	8.0%	7.5%	7.1%	6.9%	6.9%
Interest rate type, at fair value (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	—
Floating rate amount	$2.0 billion	$2.1 billion	$2.0 billion	$2.0 billion	$2.1 billion
Fixed rate, as percentage of total	1%	1%	1%	1%	—%
Floating rate, as percentage of total	99%	99%	99%	99%	100%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	—
Floating rate amount	$2.0 billion	$2.1 billion	$2.0 billion	$2.0 billion	$2.1 billion
Fixed rate, as percentage of total	1%	1%	1%	1%	—%
Floating rate, as percentage of total	99%	99%	99%	99%	100%

(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)	Exclusive of investments on non-accrual status.
(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)

The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

MIDCAP FINACIAL INVETSMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES

(In thousands, except share and per share data)

	September 30, 2022	March 31, 2022
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,032,159 and $2,001,907, respectively)	$1,986,374	$1,977,647
Non-controlled/affiliated investments (cost — $131,024 and $130,866, respectively)	58,829	63,709
Controlled investments (cost — $555,643 and $613,056, respectively)	418,342	481,817
Cash and cash equivalents	60,281	30,033
Foreign currencies (cost — $1,633 and $601, respectively)	1,455	565
Receivable for investments sold	7,745	7,989
Interest receivable	13,198	15,554
Dividends receivable	4,649	5,083
Deferred financing costs	14,604	17,005
Prepaid expenses and other assets	553	719

Total Assets	$2,566,030	$2,600,121

Liabilities
Debt	$1,504,400	$1,550,608
Payable for investments purchased	—	—
Distributions payable	20,944	22,913
Management and performance-based incentive fees payable	12,803	9,912
Interest payable	7,803	3,335
Accrued administrative services expense	1,583	897
Other liabilities and accrued expenses	7,461	7,624

Total Liabilities	$1,554,994	$1,595,289

Commitments and contingencies

Net Assets	$1,011,036	$1,004,832

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 65,451,359 and 63,647,240 shares issued and outstanding, respectively)	$62	$62
Capital in excess of par value	2,107,124	2,078,760
Accumulated under-distributed (over-distributed) earnings	(1,096,150)	(1,073,990)

Net Assets	$1,011,036	$1,004,832

Net Asset Value Per Share	$15.45	$15.79

MIDCAP FINACIAL INVETSMENT CORPORATION

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$46,762	$38,850	$89,210	$79,096
Dividend income	31	325	56	397
PIK interest income	371	592	785	1,792
Other income	1,223	994	1,499	2,181
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	58	48	106	93
Dividend income	220	338	531	649
PIK interest income	20	18	39	34
Other income	—	—	—	—
Controlled investments:
Interest income (excluding PIK interest income)	9,498	9,342	18,600	16,499
Dividend income	—	2,059	—	2,059
PIK interest income	465	323	987	642
Other income	237	—	477	—

Total Investment Income	$58,885	$52,889	$112,290	$103,442

Expenses
Management fees	$8,914	$9,158	$17,863	$17,972
Performance-based incentive fees	3,976	5,271	5,373	5,271
Interest and other debt expenses	20,226	13,944	36,603	26,608
Administrative services expense	1,301	1,715	2,587	2,985
Other general and administrative expenses	2,177	1,793	4,382	4,331

Total expenses	36,594	31,881	66,808	57,167

Management and performance-based incentive fees waived	—	—	—	—
Performance-based incentive fee offset	(87)	(147)	(162)	(147)
Expense reimbursements	(259)	(76)	(488)	(152)

Net Expenses	$36,248	$31,658	$66,158	$56,868

Net Investment Income	$22,637	$21,231	$46,132	$46,574

Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$ (462)	$ 2,523	$ (148)	$2,803
Non-controlled/affiliated investments	—	541	—	541
Controlled investments	—	(65,300)	—	(65,300)
Foreign currency transactions	294	(2,565)	272	(2,749)

Net realized gains (losses)	(168)	(64,801)	124	(64,705)

Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(10,210)	(1,215)	(21,525)	5,610
Non-controlled/affiliated investments	(1,548)	7,434	(5,038)	17,433
Controlled investments	1,513	57,821	(6,062)	47,795
Foreign currency translations	3,769	4,971	8,022	4,877

Net change in unrealized gains (losses)	(6,476)	69,011	(24,603)	75,715

Net Realized and Change in Unrealized Gains (Losses)	$(6,644)	$4,210	$(24,479)	$11,010

Net Increase (Decrease) in Net Assets Resulting from Operations	$15,993	$25,441	$21,653	$57,584

Earnings (Loss) Per Share — Basic	0.25	0.39	0.34	0.88

Important Information

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The preliminary prospectus dated July 14, 2020, which has been filed with the Securities and Exchange Commission (“SEC”), contains this and other information about the Company and should be read carefully before investing. A shelf registration statement relating to certain securities of the Company is on file with and has been declared effective by the SEC. Any offering may be made only by means of a prospectus and any accompanying prospectus supplement. Before you invest, you should read the base prospectus in that registration statement, the preliminary prospectus and any documents incorporated by reference therein, which the issuer has filed with the SEC, for more complete information about the Company and an offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.

The information in the preliminary prospectus and in this announcement is not complete and may be changed. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Past performance is not indicative of, or a guarantee of, future performance. The performance and certain other portfolio information quoted herein represents information as of dates noted herein. Nothing herein shall be relied upon as a representation as to the future performance or portfolio holdings of the Company. Investment return and principal value of an investment will fluctuate, and shares, when sold, may be worth more or less than their original cost. The Company’s performance is subject to change since the end of the period noted in this report and may be lower or higher than the performance data shown herein.

About MidCap Financial Investment Corporation

MidCap Financial Investment Corporation (NASDAQ: MFIC) is a closed-end, externally managed, non-diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). For tax purposes, the Company has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company is externally managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries, a high-growth global alternative asset manager. The Company’s investment objective is to generate current income and capital appreciation. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and in structured products and other investments such as collateralized loan obligations (“CLOs”) and credit-linked notes (“CLNs”). For more information, please visit www.midcapfinancialic.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the continuing effects of the COVID-19 pandemic; and steps taken by governmental and other authorities to contain, mitigate, and combat the pandemic or treat its impact on our financial condition, results of operations, liquidity, and capital resources; changes in general economic conditions, including the impact of supply chain disruptions, or changes in financial markets, and the risk of recession; changes in the interest rate environment and levels of general interest rates and the impact of inflation; the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact

Elizabeth Besen

Investor Relations Manager

MidCap Financial Investment Corporation

212.822.0625

ebesen@apollo.com